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                                                                      EXHIBIT 21


                                  SUBSIDIARIES

SEROLOGICALS CORPORATION

o        Serologicals Finance Company
         -        Serologicals License Company
         -        Serologicals Specialty Biologics, Inc.
                  *        Allegheny Biologicals, Inc.
                  *        Serologicals Ltd. (formerly known as Bioscot Ltd.)
                                    -        Bioscot Ltd.
                  *        Serologicals Investment Company
                  *        Serologicals Nevada, Inc.
                           *        Serologicals Trust Company
                                    -        Serologicals Investments LLC (1)
                                             -        Serologicals Management
                                                      Partnership, LP (2)
                  *        Serologicals Royalty Company
                  *        Bio-Lab, Inc.
                  *        Med-Lab, Inc.
         -        Serologicals Proteins, Inc.
         -        Serocor, Incorporated
                  *        Intergen Discovery Products, LLC
                  *        Bio Vest, Inc.
                  *        Intergen Biomanufacturing Corporation
o        Serologicals (Barbados), Inc. (FSC)

(1) Serologicals Trust Company is the 99% limited partner in Serologicals Investments LLC. Serologicals Specialty Biologics, Inc. is the 1% general partner.


(2) Serologicals Investments LLC is the 99% limited partner in Serologicals Management Partnership, LP. Serologicals Specialty Biologics, Inc. is the 1% general partner.

o        First tier subsidiary of Serologicals Corporation
         -        Second tier subsidiary
                  *        Third tier subsidiary
                           -         Fourth tier subsidiary
                                     -       Fifth tier subsidiary

Unless otherwise indicated, all subsidiaries are wholly owned